Exhibit 99.1

Teladoc Announces First Quarter 2016 Results

First Quarter Revenue of $26.9 Million Increased 63%, Membership of 15.1 Million Increased 42%, Visits of 239,942 Increased 61% Year over Year

PURCHASE, NY — (BUSINESS WIRE) May 10, 2016 — Teladoc, Inc. (NYSE: TDOC), the first and largest telehealth platform in the United States, today announced results for its first quarter ended March 31, 2016.

Jason Gorevic, Chief Executive Officer of Teladoc, commented, “Teladoc saw a great start to 2016 with strong first quarter results across the board, as revenue, membership, and visits all met or exceeded the top end of our guidance ranges. Our highly scalable platform allowed us to deliver industry-leading service levels while achieving record volumes  in call center activity, e-prescribing, and welcome kits mailed to new members.  Even more importantly, we saw the highest member utilization rate in the history of the company, which is critical to the return on investment we deliver for our clients.”

Mr. Gorevic continued, “In addition to our financial and operational accomplishments in the quarter, we also saw promising movement on the regulatory front as several states have adopted more favorable telehealth rules or laws over the last several months. I believe this is a very positive signal for the continued adoption of telehealth and, as the industry leader, for Teladoc’s growth.”

Financial Performance for the Three Months Ended March 31, 2016

All comparisons, unless otherwise noted, are to the quarter ended March 31, 2015.

•

Total revenue was $26.9 million, an increase of 63%. Revenue from subscription access fees and visit fees was $20.7 million and $6.2 million, respectively, compared to $13.2 million and $3.3 million, respectively, an increase of 57% and 87%, respectively.

•	Total visits were 239,942, compared to 148,696, an increase of 61%.
•	Gross margin was 70%, compared to 68%.
•	Net loss was $15.3 million, compared to a net loss of $12.7 million.
•	Net loss per basic and diluted share was $0.40, compared to a net loss per share of $5.87.
•	EBITDA was a loss of $13.2 million, compared to a loss of $11.7 million.
•	Adjusted EBITDA was a loss of $11.9 million, compared to a loss of $10.9 million.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

Second Quarter 2016 Guidance: Revenue for the company’s second quarter 2016 is expected to be in the range of $27.5 million to $28.5 million. EBITDA is expected to be in the range of a loss of $12.3 million to a loss of $13.3 million. Adjusted EBITDA is expected to be in the range of a loss of $10.5 million to a loss of $11.5 million. Membership is expected to total approximately 15.25 million to 15.50 million at June 30, 2016. Total visits are projected to be between 180,000 and 190,000. Second quarter net loss per share, based on 38.75 million weighted average shares outstanding, of between $(0.41) and $(0.42) is projected.

Full Year 2016 Guidance: Revenue for the company’s full year 2016 is expected to be in the range of $118 million to $122 million. EBITDA is expected to be in the range of a loss of $42 million to a loss of $44 million. Adjusted EBITDA is expected to be in the range of a loss of $35 million to a loss of $37 million. Membership is expected to total approximately 16.5 million to 17.5 million at December 31, 2016. Total visits for the full year are projected to be between 880,000 and 900,000. The 2016 net loss per share, based on 39.0 million weighted average shares outstanding, is expected to be between $(1.33) and $(1.38).

Quarterly Conference Call

Stockholders and interested participants may listen to a live broadcast of the conference call by dialing 877-201-0168 or 647-788-4901 for international callers, and referencing participant code 92054712 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the company’s web site and an audio file of the call will also be archived for 90 days at ir.teladoc.com. After the conference call, a replay will be available until May 24, 2016 and can be accessed by dialing 855-859-2056 or 404-537-3406 for international callers, and referencing participant code 92054712.

About Teladoc

Teladoc, Inc. (NYSE: TDOC) is the nation’s first and largest telehealth platform, delivering on-demand health care anytime, from almost anywhere via mobile devices, the Internet, secure video and phone. Teladoc provides consumers with access to its network of more than 3,100 board-certified, state-licensed physicians and behavioral health professionals who provide care for a wide range of non-emergency conditions. With a median response time of less than 10 minutes, Teladoc physicians performed over 575,000 telehealth visits in 2015. Teladoc and its physicians consistently earn a 95 percent member satisfaction rating or better, and Teladoc is the first telehealth provider to be certified by the National Committee for Quality Assurance (NCQA) for its physician credentialing process.

Recognized in June 2015 by MIT Technology Review as one of the “50 Smartest Companies,” Teladoc works with health plans, employers, organizations and individuals to provide access to affordable, high-quality health care on-demand. Teladoc is transforming the access, cost and quality dynamics of health care delivery. For more information, please visit teladoc.com, twitter.com/teladoc, facebook.com/teladoc or linkedin.com/teladoc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network.  Additional relevant risks that may affect our results are described in certain of our filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:
Bob East, 443-213-0500
Westwicke Partners

teladoc@westwicke.com

Media Contact:

Patty Sullivan, 469-294-5096

Teladoc, Inc.

psullivan@teladoc.com

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	March 31,	December 31,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$50,193	$55,066
Short-term investments	69,522	82,282
Accounts receivable, net of allowance of $2,589 and $1,812, respectively	13,819	12,134
Prepaid expenses and other current assets	2,639	2,096
Total current assets	136,173	151,578
Property and equipment, net	6,087	6,259
Goodwill	56,342	56,342
Intangible assets, net	14,588	15,265
Other assets	293	293
Total assets	$213,483	$229,737
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,078	$2,213
Accrued expenses and other current liabilities	9,485	8,197
Accrued compensation	3,135	6,326
Long-term bank and other debt-current portion	1,250	1,250
Total current liabilities	14,948	17,986
Other liabilities	7,128	6,775
Deferred taxes	1,347	1,185
Long term bank and other debt, net	24,957	25,227
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized as of March 31, 2016 and December 31, 2015; 38,707,479 shares and 38,524,922 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	39	38
Additional paid-in capital	310,861	309,078
Accumulated deficit	(145,814)	(130,510)
Accumulated other comprehensive income (loss)	17	(42)
Total stockholders’ equity	165,103	178,564
Total liabilities and stockholders’ equity	$213,483	$229,737

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarters Ended March 31,
	2016	2015
Revenue	$26,888	$16,488
Cost of revenue	7,943	5,281
Gross profit	18,945	11,207
Operating expenses:
Advertising and marketing	8,050	4,341
Sales	5,270	3,682
Technology and development	5,225	2,906
General and administrative	13,607	11,968
Depreciation and amortization	1,508	903
Loss from operations	(14,715)	(12,593)
Interest income (expense), net	(427)	(568)
Net loss before taxes	(15,142)	(13,161)
Income tax (provision) benefit	(162)	458
Net loss	$(15,304)	$(12,703)
Net loss per share, basic and diluted	$(0.40)	$(5.87)

Weighted-average shares used to compute basic and diluted net loss per share	38,584,345	2,162,413

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Quarters Ended March 31,
	2016	2015
Cash flows used in operating activities:
Net loss	$(15,304)	$(12,703)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,508	903
Allowance for doubtful accounts	777	451
Stock-based compensation	1,288	811
Deferred income taxes	162	(458)
Accretion of interest	129	39
Changes in operating assets and liabilities:
Accounts receivable	(2,462)	(2,281)
Due from officer	—	253
Prepaid expenses and other current assets	(543)	(1,593)
Other assets	—	12
Accounts payable	(1,135)	1,357
Accrued expenses and other current liabilities	1,288	3,475
Accrued compensation	(3,191)	(670)
Other liabilities	353	68
Net cash used in operating activities	(17,130)	(10,336)
Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(275)	(365)
Purchase of internal software	(385)	(434)
Purchase of marketable securities	(37,122)	—
Proceeds from the liquidation/maturity of marketable securities	49,856	—
Acquisition of business, net of cash acquired	—	(3,269)
Net cash provided by (used in) investing activities	12,074	(4,068)
Cash flows from financing activities:
Net proceeds from the exercise of stock options	496	28
Repayment of bank loan	(313)	—
Net cash provided by financing activities	183	28
Net decrease in cash and cash equivalents	(4,873)	(14,376)
Cash and cash equivalents at beginning of the period	55,066	46,436
Cash and cash equivalents at end of the period	$50,193	$32,060
Interest paid	$604	$424

EBITDA and Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net loss	$(15,304)	$(12,703)
Add (deduct):
Interest (income) expense, net	427	568
Income tax provision (benefit)	162	(458)
Depreciation expense	447	214
Amortization expense	1,061	689
EBITDA(1)	(13,207)	(11,690)
Stock-based compensation	1,288	811
Adjusted EBITDA(2)	$(11,919)	$(10,879)

(1)	EBITDA

             EBITDA consists of net loss before interest, taxes, depreciation and amortization.

(2)	Adjusted EBITDA

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use Adjusted EBITDA, a non-U.S. GAAP financial measure. We believe that the presentation of this financial measure enhances an investor’s understanding of our financial performance. We further believe that this financial measure is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. Accordingly, we utilize Adjusted EBITDA as the primary measure of our performance.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization and stock-based compensation. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe this financial measure is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has an important limitation as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

Adjusted EBITDA:

•	does not reflect the significant interest expense on our debt; and
•	does not reflect the significant non cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	eliminates the impact of income taxes on our results of operations; and
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any expenditures for such replacements; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting the usefulness of Adjusted EBITDA as comparative measures.

We compensate for these limitations by using Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include gross profit, net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EPS Reconciliation

(In thousands, except share and per share data, unaudited)

	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16
GAAP Net Loss	$(2,314)	$(3,200)	$(4,529)	$(6,994)	$(12,703)	$(17,064)	$(13,246)	$(15,008)	$(15,304)
Add:
Preferred Stock Dividends	(1,031)	(1,055)	(834)	—	—	—	—	—	—
Accretion of Preferred Stock	—	—	(168)	—	—	—	—	—	—
GAAP Net Loss	$(3,345)	$(4,255)	$(5,531)	$(6,994)	$(12,703)	$(17,064)	$(13,246)	$(15,008)	$(15,304)
GAAP Net Loss per Share	$(2.35)	$(2.15)	$(2.68)	$(3.25)	$(5.87)	$(7.20)	$(0.37)	$(0.39)	$(0.40)
Weighted Average Common Shares Outstanding Used in Computing GAAP Net Loss per Share - Basic and Diluted	1,423,732	1,974,697	2,060,075	2,150,228	2,162,413	2,370,113	36,099,556	38,460,363	38,584,345